Exhibit 10.1
FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED
FINANCING AND SECURITY AGREEMENT
THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made as of the 31st day of May, 2011, by and among ARGAN, INC., a corporation organized and in good standing under the laws of the State of Delaware, SOUTHERN MARYLAND CABLE, INC., a corporation organized and in good standing under the laws of the State of Delaware, GEMMA POWER, INC., a corporation organized and in good standing under the laws of the State of Connecticut, GEMMA POWER SYSTEMS CALIFORNIA, INC., a corporation organized and in good standing under the laws of the State of California, GEMMA POWER SYSTEMS, LLC, a limited liability company organized and in good standing under the laws of the state of Connecticut, GEMMA POWER HARTFORD, LLC, a limited liability company organized and in good standing under the laws of the State of Connecticut, jointly and severally (each a “Borrower”; and collectively, the “Borrowers”), and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”).
RECITALS
A. Borrowers, VITARICH LABORATORIES, INC., a corporation organized and in good standing under the laws of the State of Delaware (“Vitarich”) and Lender are parties to a Second Amended and Restated Financing and Security Agreement dated as of December 11, 2006 (the same, as amended, modified, substituted, extended, and renewed from time to time, the “Financing Agreement”).
B. The Financing Agreement provides for some of the agreements between the Borrowers, Vitarich and the Lender with respect to the Loans.
C. Pursuant to that certain Consent and Release Agreement dated as of February 1, 2011, Lender consented to the release of Vitarich, from any and all liability under each of the Financing Documents.
D. The Revolving Loan has matured and the Borrowers have requested that the Lender extend the Revolving Credit Expiration Date and make certain revisions to the Financing Agreement as more fully set forth herein.
E. Although Lender is under no obligation to do so, Lender is willing to extend the Revolving Credit Expiration Date and amend certain provisions of the Financing Agreement on the terms and conditions set forth in this Amendment, subject to Borrower’s compliance with the terms, covenants, and conditions set forth in this Amendment.

AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrowers and Lender agree as follows:
1. Recitals. Borrowers and Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.
2. Amendments to the Financing Agreement. The Financing Agreement is hereby amended as follows:
(a) Section 1.1 (Certain Defined Terms). The following terms and their definitions set forth in Section 1.1 of the Financing Agreement are hereby amended by deleting each in its entirety and replacing each with the following:
“Letter of Credit” and “Letters of Credit” shall mean collectively the Letters of Credit as described in Section 2.3.1(a) and the Discretionary Letters of Credit as described in Section 2.3.1(b), including any Cash Secured Letters of Credit also described in Section 2.3.3(b).
“Letter of Credit Cash Collateral Account” has the meaning described in Section 2.3.3(a) (Terms of Letters of Credit).
“Obligations” means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, any Swap Contract and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), the Letter of Credit Obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender or its Affiliates of any nature whatsoever, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.
“Permitted Uses” means with respect to the (a) Revolving Loan, the payment of expenses incurred in the ordinary course of any Borrower’s business and for general working capital purposes, including loans or advances to the Guarantor, (b) Acquisition Loan, to finance a portion of the Acquisition, and (c) to provide for Letters of Credit in the ordinary course of business.
“Revolving Credit Expiration Date” means May 31, 2013.

(b) Section 1.1 (Certain Defined Terms). The following terms and their respective definitions are hereby added in their entirety in alphabetical order to Section 1.1 to the Financing Agreement as follows:
“Cash Secured Letter of Credit” and “Cash Secured Letters of Credit” have the meanings described in Section 2.3.1(b) (Terms of Letters of Credit).
“Cash Secured Letter of Credit Collateral Account” has the meaning described in Section 2.3.3(b) (Terms of Letters of Credit).
“Discretionary Letter of Credit” and “Discretionary Letters of Credit” have the meanings described in Section 2.3.3(b) (Terms of Letters of Credit).
“Post-Expiration Date Letter of Credit” and “Post-Expiration Date Letters of Credit” have the meanings described in Section 2.3.3(a) (Terms of Letters of Credit).
“Supplemental Closing Date” means May 31, 2011.
(c) Section 1.1 (Certain Defined Terms). The definitions of “Letter of Credit Commitment” and “Letter of Credit Facility” are hereby deleted from Section 1.1 of the Financing Agreement and all references in the Financing Agreement to “Letter of Credit Commitment” and “Letter of Credit Facility” are hereby deleted.
(d) Section 2.1.1 (Revolving Credit Facility). Section 2.1.1 of the Financing Agreement is hereby amended by deleting it in its entirety and replacing it as follows:
2.1.1 Revolving Credit Facility.
Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement as the “Revolving Loan”.
The principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) is the “Revolving Credit Committed Amount”.
During the Revolving Credit Commitment Period, any or all of the Borrowers may request advances under the Revolving Credit Facility or request the Lender to issue Letters of Credit in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower’s request the aggregate outstanding principal balance of the Revolving Loan plus the Outstanding Letter of Credit Obligations on Letters of Credit issued pursuant to Section 2.3.1(a) would not exceed the Revolving Credit Committed Amount.
Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

(e) Section 2.3.1 (Letters of Credit). Section 2.3.1 of the Financing Agreement is hereby amended by deleting it in its entirety and replacing it as follows:
2.3.1 Letters of Credit.
(a) As part of the Revolving Credit Commitment, Borrowers may obtain one or more standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Letter of Credit” and collectively the “Letters of Credit”) on terms acceptable to Lender from time to time from the Supplemental Closing Date until the Business Day preceding the Revolving Credit Termination Date. Borrowers will not be entitled to obtain a Letter of Credit hereunder unless (i) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations with respect to the Letters of Credit issued pursuant to this subsection (a) would not exceed the Revolving Credit Committed Amount and (ii) the sum of the aggregate face amount of the then outstanding Letters of Credit issued pursuant to this subsection (including the face amount of the requested Letter of Credit) does not exceed Four Million Two Hundred Fifty Thousand Dollars ($4,250,000). Borrowers hereby acknowledge and agree that each Letter of Credit issued under this Section 2.3.1(a) shall be deemed in all respects to (i) constitute Letter of Credit Obligations, (ii) be part of the Revolving Credit Commitment, and (iii) be subject to the terms and conditions of this Agreement.
(b) In addition to the Letters of Credit issued under subsection (a) above, Borrowers may request and Lender may issue, in the Lender’s sole and absolute discretion, which may or may not be given, one or more standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Discretionary Letter of Credit” and collectively the “Discretionary Letters of Credit”) from time to time from the Supplemental Closing Date until the Business Day preceding the expiration of the Revolving Credit Expiration Date. The Borrowers hereby acknowledge and agree that (i) this Section 2.3.1(b) does not represent a commitment by the Lender to issue Discretionary Letters of Credit, (ii) Discretionary Letters of Credit shall not be a part of the Revolving Credit Commitment, (iii) Discretionary Letters of Credit shall be deemed in all respects to constitute Letter of Credit Obligations, (iv) the aggregate amount of Discretionary Letters of Credit shall not exceed Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000), and (v) Discretionary Letters of Credit shall be subject to the terms and conditions of this Agreement.
(f) Section 2.3.2 (Letter of Credit Fees). Section 2.3.2 of the Financing Agreement is hereby amended by deleting it in its entirety and replacing it as follows:
2.3.2 Letter of Credit Fees.
At the time of application for the issuance of each Letter of Credit, Borrowers shall pay to Lender, a letter of credit fee (each a “Letter of Credit Fee” and collectively the “Letter of Credit Fees”) in an amount equal to two percent (2%) per annum of the face amount of each Letter of Credit or if a Cash Secured Letter of Credit, in an amount equal to one percent (1%) per annum of the face amount of each Cash Secured Letter of Credit. The Letter of Credit Fees shall be paid upon the application for each Letter of Credit and in advance on the first (1st) day of each calendar quarter. In addition, Borrowers shall pay to Lender all other reasonable and customary issuance, amendment, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All Letter of Credit Fees and all such other additional fees are included in and are a part of the “Fees” payable by Borrowers under the provisions of this Agreement and are a part of the Obligations.

(g) Section 2.3.3 (Terms of Letters of Credit). Section 2.3.3 of the Financing Agreement is hereby amended by deleting it in its entirety and replacing it as follows:
2.3.3 Terms of Letters of Credit.
(a) Each Letter of Credit shall (a) be issued pursuant to a Letter of Credit Agreement substantially in the form attached hereto as Exhibit G, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a “Post-Expiration Date Letter of Credit” and collectively, the “Post-Expiration Date Letters of Credit”), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, Lender shall make advances under the Revolving Loan for the account of the Borrowers in the aggregate face amount of all such Letters of Credit, which are not Cash Secured Letters of Credit. Lender shall deposit the proceeds of such advances into one or more interest bearing accounts with and in the name of Lender and over which Lender alone shall have exclusive power of access and withdrawal (collectively, the “Letter of Credit Cash Collateral Account”). The Letter of Credit Cash Collateral Account is to be held by Lender as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. Each Borrower hereby assigns, pledges, grants and sets over to Lender a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. Each Borrower acknowledges and agrees that Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers. The Borrowers further acknowledge and agree that Lender’s election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect Borrower’s obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, Lender agrees to first apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility, if any, and the balance to Borrower.

(b) Borrower shall also have the option to secure one or more Letters of Credit or Discretionary Letters of Credit with cash in a deposit account maintained with Lender (as the same may from time to time be amended, supplemented or otherwise modified, each a “Cash Secured Letter of Credit” and collectively the “Cash Secured Letters of Credit”). In connection with each Cash Secured Letter of Credit, Lender shall deposit cash in the aggregate face amount of all such Cash Secured Letters of Credit into one or more interest bearing accounts over which Lender alone shall have exclusive power of access and withdrawal (collectively, the “Cash Secured Letter of Credit Collateral Account”). The Cash Secured Letter of Credit Collateral Account is to be held by Lender as collateral and security for any Cash Secured Letter of Credit and is in addition to and not in substitution for the Collateral which also secures all Letter of Credit Obligations. In the event that all of the Borrower’s obligations have been paid in full and all Letters of Credit, have either been terminated or are either Cash Secured Letters of Credit or secured by cash pursuant to the terms of Section 2.3.3(a) above for at least 90 days, Lender will upon request, terminate its lien on the remaining Collateral. Borrower hereby assigns, pledges, grants and sets over to Lender a first priority security interest in, and Lien on, all of the funds held in the Cash Secured Letter of Credit Collateral Account, together with any and all proceeds and products thereof as additional collateral and security for the Cash Secured Letter of Credit. Borrowers acknowledge and agree that Lender shall be entitled to fund any draw or draft on any Cash Secured Letter of Credit from the monies on deposit in the Cash Secured Letter of Credit Collateral Account without notice to or consent of Borrower. Borrower further acknowledges and agrees that the Lender’s election to fund any draw or draft on any Cash Secured Letter of Credit from the Cash Secured Letter of Credit Collateral Account shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect Borrower’s obligation to pay any Letter of Credit Obligations or Lender’s right to apply any other Collateral to the payment of such Letters of Credit. At such time as all Cash Secured Letters of Credit have expired and all Letter of Credit Obligations relating to the Cash Secured Letters of Credit have been paid in full, Lender agrees to release to Borrower the amount of any remaining funds on deposit maintained in the Cash Secured Letter of Credit Collateral Account.
(c) The aggregate face amount of all Letters of Credit at any one time outstanding and issued by Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of all such Letters of Credit that have been paid by Lender and for which Lender has not been reimbursed by the Borrowers in full, any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by Lender and for which Lender has been reimbursed by the Borrowers in full in accordance with Section 2.3.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the “Outstanding Letter of Credit Obligations”.

(h) Section 6.2.6 (Investments, Loans and Other Transactions). Section 6.2.6 of the Financing Agreement is hereby amended by deleting it in its entirety and replacing it as follows:
6.2.6 Investments, Loans and Other Transactions.
Except as otherwise provided in this Agreement, none of the Borrowers will, or will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:
(i) any loan or advance to an officer or employee of any Borrower or any Subsidiary, provided that the aggregate amount of all such loans advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed Twenty-Five Thousand Dollars ($25,000);
(ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(iii) any investment in Cash Equivalents, which are pledged to the Lender as collateral and security for the Obligations;
(iv) trade credit extended to customers in the ordinary course of business;
(v) investments of the Acquired Companies held in investment accounts, as set forth in detail and disclosed on the Schedule 2.1.5 attached hereto;
(vi) investments in the Acquired Companies under the Acquisition Documentation;
(vii) investments in the joint venture with Invenergy Wind Management LLC that were consented to by the Lender pursuant to that certain Second Amendment to Second Amended and Restated Financing and Security Agreement among the Borrowers and the Lender dated June 3, 2008; and
(viii) any investment, loan, or advance in any Person organized under the laws of any State in the United States or the District of Columbia provided the aggregate amount invested, loaned, or advanced does not exceed Ten Million Dollars ($10,000,000) in any fiscal year (each a “Permitted Investment”), and further, provided that each of the following conditions is satisfied at the time of, and after giving effect to, any Permitted Investment:
(1) The Borrowers shall, on a pro forma basis, have the sum of (a) unused availability under the Revolving Loan, plus (b) cash and cash equivalents of the Borrowers, of not less than Twenty Million Dollars ($20,000,000);

(2) The Borrowers ratio of Senior Funded Debt to EBITDA, on a consolidated basis, shall be less than 1.50 to 1.00;
(3) No Default or Event of Default shall have occurred and be continuing;
(4) Not less than five (5) Business Days prior to the closing of any Permitted Investment, Borrowers shall have provided the Lender written notice of such Permitted Investment, together with calculations and supporting materials which demonstrate that the Borrowers will satisfy each of the requirements for a Permitted Investment; and
(5) To the extent not prohibited under the terms of the documents evidencing the Permitted Investment, if requested by the Lender, in its sole discretion, pledge any notes, stock or other instruments received in connection with each such Permitted Investment to the Lender as additional Collateral for the Obligations.
3. Limitation of Amendments.
(a) The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Financing Document.
(b) This Agreement shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4. Renewal Fee. In consideration of the Lender’s agreement to extend the Revolving Credit Facility and enter into this Agreement, the Borrowers agree to pay to the Lender at the time of the execution and delivery of this Agreement, a loan fee in the amount of Fifteen Thousand Dollars ($15,000) (the “Renewal Fee”). The Renewal Fee is considered earned when paid and is not refundable.
5. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Each Borrower agrees that Lender may rely on a telecopy of any signature of any Borrower. The Lender agrees that the Borrowers may rely on a telecopy of this Agreement executed by the Lender.

6. Representations. Each Borrower hereby represents and warrants that:
(a) Borrowers have the power and authority to execute and deliver this Agreement and perform their respective obligations hereunder and have taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement
(b) The Financing Agreement, as heretofore amended and as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms;
(c) Except for those representations and warranties which relate to a specific date, all of Borrower’s representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of each Borrower’s execution of this Agreement and the Borrowers have performed or observed all of the terms, covenants, conditions and obligations of the Financing Agreement and the other Financing Documents, which are required to be performed or observed by any or all of them on or prior to the date hereof;
(d) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender; and
7. Conditions Precedent. The agreements of the Lender under this Agreement are subject to the following conditions precedent:
(a) Payment to Lender of the Renewal Fee;
(b) Payment of the fees described in Paragraph 8 of this Agreement, together with the Lender’s legal fees and expenses; and
(c) Such other information, instruments, documents, certificates and reports as the Lender may deem necessary in its reasonable discretion.
8. Fees and Expenses. The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges, if any.
9. Financing Documents; Governing Law; Etc. This Agreement is one of the Financing Documents defined in the Financing Agreement and shall be governed and construed in accordance with the laws of the State of Maryland. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

10. Acknowledgments. The Borrowers acknowledge and warrant that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Documents and the Obligations, each Borrower hereby waiving and releasing any claims to the contrary. Each Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby or other Financing Documents. The Borrowers agree that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations
In addition, each Borrower hereby agrees to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of each Borrower under the terms of any of the Financing Documents, except as otherwise specifically set forth in this Agreement.
11. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

Borrowers:

WITNESS/ATTEST:	ARGAN, INC.

	By:	(Seal)
Rainer Bosselmann
Chairman of the Board and President

WITNESS/ATTEST:	SOUTHERN MARYLAND CABLE, INC

	By:	(Seal)
Arthur Trudel
Vice President and Treasurer

WITNESS/ATTEST:	GEMMA POWER, INC.

	By:	(Seal)
Arthur Trudel
Chief Financial Officer

WITNESS/ATTEST:	GEMMA POWER SYSTEMS CALIFORNIA, INC.

	By:	(Seal)
Arthur Trudel
Chief Financial Officer

WITNESS/ATTEST:	GEMMA POWER SYSTEMS, LLC

	By:	(Seal)
Daniel Martin
Manager

WITNESS/ATTEST:	GEMMA POWER HARTFORD, LLC

	By:		(Seal)
Daniel Martin
Manager

Lender:

WITNESS:	BANK OF AMERICA, N.A.

	By:	(Seal)
Michael J. Radcliffe
Senior Vice President

AGREEMENT OF GUARANTOR
The undersigned is the “Guarantor” under a Guaranty of Payment Agreement, dated April 26, 2010 (as amended, modified, substituted, extended and renewed from time to time, the “Guaranty”), in favor of the Lender. In order to induce the Lender to enter into the foregoing Agreement, the undersigned (a) consents to the transactions contemplated by, and agreements made by the Borrowers under, the foregoing Agreement, and (b) ratifies, confirms and reissues the terms, conditions, promises, covenants, grants, assignments, security agreements, agreements, representations, warranties and provisions contained in the Guaranty.
WITNESS signature and seal of the undersigned as of the date of the Agreement.

WITNESS/ATTEST:	GEMMA RENEWABLE POWER, LLC

	By:		(SEAL)
Arthur Trudel
Chief Financial Officer